UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 23, 2009 (April 20, 2009)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a)  On April 20, 2009, the Board of Directors (the “Board”) of US Dataworks, Inc. (the “Company”) approved the following new compensation plan for its outside directors, effective as of April 1, 2009:

1.	Base Quarterly Cash Compensation

Each person serving as an outside director of the Company shall receive base compensation of $6,000 per calendar quarter, payable in cash (as a non-refundable retainer fee) on the first business day of each calendar quarter that such person is an outside director of the Company.

2.	Base Quarterly Equity Compensation

Each person serving as an outside director of the Company shall receive additional base compensation equal to $825 per calendar quarter, payable in shares of the Company’s common stock (as a non-refundable retainer fee) to be issued effective as of the first business day of each calendar quarter that such person is an outside director of the Company.  Such common stock grants (which shall be fully vested on the date of grant), shall be made under and pursuant to the terms, provisions and conditions of the US Dataworks, Inc. Amended and Restated 2000 Stock Option Plan, as amended (and any successor plan thereto, the “Stock Plan), and shall be valued at the “fair market value” of such common stock as provided in the Stock Plan.

Note:
As an example, if the fair market value of the Company’s common stock on the effective date of the grant (as defined in the Stock Plan) is $1.00 per share, each outside director will receive 825 shares of common stock.

3.	Additional Quarterly Equity Compensation

Each person serving as an outside director of the Company in the additional capacities specified below shall receive the following additional compensation per calendar quarter, payable in shares of the Company’s common stock (as a non-refundable retainer fee) to be issued effective as of the first business day of each calendar quarter that such person is serving in such capacity.  Such common stock grants (which shall be fully vested on the date of grant), shall be made under and pursuant to the terms, provisions and conditions of the Stock Plan, and shall be valued at the “fair market value” of such common stock as provided in the Stock Plan.

-Lead Director	$450
-Chairman of the Audit Committee	$425
-Member of the Audit Committee	$125
-Chairman of the Nominating and
Corporate Governance Committee	$250
-Member of the Nominating and
Corporate Governance Committee	$100
-Chairman of the Compensation Committee	$250
-Member of the Compensation Committee	$100

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2009	US DATAWORKS, INC.

	By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer